Quest Solution, Inc. Adds Thomas O. Miller to the Board of Directors

Engagement with SAGE Group to Assist with Acquisitions

Quest Solution, Inc. December 2, 2014 9:38 AM

HENDERSON, Nev., Dec. 2, 2014 (GLOBE NEWSWIRE) -- via PRWEB - Quest Solution, Inc, "The Company" (QUES), is pleased to announce it has added veteran technology executive Thomas O. Miller to the Board of Directors. Mr. Miller's tenure on the Board is effective immediately.

Mr. Miller brings to Quest Solution an extensive resume of successes in the technology industry. Miller previously served on the Board of Directors of Socket Mobile, Inc. and is a Partner in The SAGE Group of Bellevue, Washington, a management consulting company that works with executives at small to midsize companies on business transformation and revitalization strategies for value-creating events. Mr. Miller directs the company's mobile computing, wireless, automated data collection and IP Path to Value practice. Mr. Miller and The SAGE Group also advise private equity firms who invest in wireless and mobility companies.

Prior to joining The SAGE Group, Mr. Miller was a member of the executive team at Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries, serving as its President from 2004 to 2005. He was also Vice President of Corporate Development until July 2006 with Intermec's parent company UNOVA. Mr. Miller previously served on the Board of Directors and the audit and compensation committees of InfoLogix, Inc., an enterprise mobility automation company serving the healthcare industry from October 2006 until 2011, when it was purchased by Stanley Works. He currently serves on the Board of Directors of Mobile Technology Inc. a global leader in mobile display technology solutions for consumer electronics and mobile enterprise companies. Mr. Miller holds a Bachelor of Business and a Masters of Business Administration degree from Western Illinois University.

"On behalf of Quest Solution, Inc's Board of Directors, we welcome Tom to our growing roster of experienced executives," stated Jason Griffith, Chairman of the Board for Quest Solution, Inc. "We fully expect Tom to be a critical intellectual asset and to leverage his tremendous reputation and contacts."

"I welcome the opportunity to join Quest Solution as a contributing member to one of the country's leading mobile computing and data collection system integrators," stated Miller. "The Company's elite technology- proven in a number of verticals speaks to a bright future in a multitude of industries. I am excited to a play a part in their future successes."

For a Quest Solution Investor Presentation please visit:

http://questsolution.com/investors.html

For more information http://www.QuestSolution.com and http://www.BCSSolutions.com

About Quest Solution, Inc.:

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Information about Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.'s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company's recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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